Exhibit 99.1

Boise Cascade Company
1111 West Jefferson St Ste 300
Boise, ID 83702

News Release

Media Contact Lisa Tschampl 208-384-6552 mediarelations@bc.com	Investor Contact Kelly Hibbs 208-384-3638

For Immediate Release: August 23, 2023
Boise Cascade Reaches Agreement to Purchase Brockway-Smith Company

BOISE, Idaho – Boise Cascade Company (Boise Cascade) (NYSE: BCC) announced today that it has reached an agreement to purchase Brockway-Smith Company (BROSCO®), a leading wholesale distributor specializing in doors and millwork. The purchase price for BROSCO, including the acquisition of its two full-scale distribution centers, is $172 million, subject to certain closing adjustments. Boise Cascade plans to fund the transaction and closing-related expenses from its existing cash balances.

BROSCO is a fifth-generation, family-owned company founded in 1890. It operates distribution centers in Hatfield, MA and Portland, ME. In addition to interior and exterior doors, BROSCO’s offerings also include mouldings, railings, windows, stair parts, and composite products.

Boise Cascade currently operates 10 millwork locations in some of the nation’s fastest-growing markets, specializing in exterior and interior doors, frames, hardware, and pre-finishing options.

“BROSCO is a long-standing industry leader in the Northeast region known for high-capacity manufacturing, quality artisanship, and a loyal customer base,” said Jeff Strom, Executive Vice President, Building Materials Distribution. “This acquisition furthers our strategy to expand our millwork business. We are excited to bring this outstanding team on board.”

“Boise Cascade provides BROSCO a unique and exciting opportunity to join a company that is very similar in culture and commitment to customers and associates,” said Charlie Smith, President & CEO of BROSCO. “Boise Cascade is a large and successful organization that will allow all our customers the ability to continue to enjoy the outstanding BROSCO products and service that have been the standard of the Northeast Millwork market for over 130 years.”

Closing of the transaction is expected to be complete in early fourth quarter of 2023, subject to customary closing conditions, including receipt of antitrust approval under the Hart-Scott-Rodino Act of 1976.

Boise Cascade was advised by Wells Fargo Securities, LLC, as financial advisor, and Perkins Coie LLP, as outside legal counsel, in the transaction.

About Boise Cascade

Boise Cascade is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.

Forward-Looking Statements

Statements in this news release that are not purely historical facts or that necessarily depend on future events, including statements about the expected closing date of the transaction or other statements about anticipations, beliefs, expectations, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Boise Cascade on the date this release was submitted. Boise Cascade undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks related to the Company’s ability to close the transaction, including satisfaction of required regulatory approvals, the integration of the acquired assets, the Company’s growth strategies, or the Company’s revenues and operating results being highly dependent on, among other things, new residential construction, commodity wood products prices and the economy. Boise Cascade may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Boise Cascade’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in the other reports filed by the Company with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.